[IndyMac Logo]
REG AB 1123 Statement of Compliance
I am an authorized officer for IndyMac Bank, F.S.B, the servicer for the transactions listed on the attached schedule and I certify:
a)
A review of IndyMac Bank's activities during the reporting period and of its performance under the applicable servicing agreement has been made under my supervision.
b)
To the best of my knowledge, based on such review, except as set forth below
IndyMac Bank has fulfilled all of its obligations under the agreement in all material respects throughout the reporting period.

By: /s/ Robert M. Abramian
Robert M. Abramian
First Vice President
Home Loans Servicing
Investor Reporting
Indymac Bank
By: /s/ Bart Vincent
Bart Vincent
SVP, CFO - Home Loan Servicing
HLS Finance
Indymac Bank
Prepared for: Aurora Loan Services
Date: February 29, 2008
Ref: Exhibit A
[IndyMac Logo]
Exhibit A
L M T 2006-4 7/28/06 140
LMT 2006-5 8-31-06 294
LMT 2006-6 09/29/06 433
LMT 2006-7 10/30/06 443
LMT 2006-8 11/29/2006 449
LMT 2006-9 12/29/06 4108
LMT 2007-1 1/30/2007 4123
LMT 2007-10 (11/30/07) 4202
LMT 2007-2 02/28/07 4129
LMT 2007-3 03/30/07 4139
LMT 2007-4 04/30/07 4157
LMT 2007-5 05-30-07 4166
LMT 2007-7 07/31/07 4178
LXS 2006-10N (6-30-06) 286
LXS 2006-11 7/27/06 139
LXS 2006-12N LB 7/27/06 137
LXS 2006-13 8/31/06 193
LXS 2006-14N (LB) 8/31/06 188
LXS 2006-15 092906 377
LXS 2006-16N 092906 374
LXS 2006-17 10/30/06 441
LXS 2006-18N 11/29/2006 447
LXS 2006-19 11/29/2006 448
LXS 2006-20 12/29/06 4109
LXS 2006-2N 1/31/06 903
LXS 2006-7 04/28/06 238
LXS 2006-8 05/31/06 276
LXS 2007-1 01/31/2007 4119
LXS 2007-11 06-29-07 4176
LXS 2007-12N 06/29/07 4177
LXS 2007-15N 07/310/7 4186
LXS 2007-2N 1/31/2007 4120
LXS 2007-3 02/28/07 4133
LXS 2007-4N 03/30/07 4138
LXS 2007-6 04/30/07 4152
LXS 2007-9 05/31/07 4171
S A R M 2006-4 04/28/06 234
S A R M 2006-8 (LB) 8/31/06 187
S A R M 2007-11 ( 11/30/07) 4203